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                                    EXHIBIT A
                                    ---------

                            AGREEMENT OF JOINT FILING

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) of a statement on Schedule 13D or any amendments thereto, with respect to the Common Stock of Imtec, Inc. and that this Agreement be included as an Exhibit to such filing.

         This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 22nd day of December, 1999.


                                           HILLTOP PARTNERS, L.P.

                                           By: LAIFER CAPITAL MANAGEMENT, INC,
                                                     as General Partner


                                           By: /s/ Lance Laifer
                                              ----------------------------
                                               Lance Laifer, President

                                           LAIFER CAPITAL MANAGEMENT, INC.


                                           By: /s/ Lance Laifer
                                              ----------------------------
                                               Lance Laifer, President

                                           /s/ Lance Laifer
                                           ----------------------
                                           LANCE LAIFER